UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/03/2009

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 3, 2009, the Registrant entered into Subscription Agreements with certain accredited investors (each, an "Investor" and collectively, the "Investors") for the purchase and sale of approximately 6,400 Common Stock Units ("Units"). Each full Unit consisted of 1,000 shares of the Registrant's common stock ("Shares") and a warrant ("Warrant") to purchase up to 100 additional shares of the Registrant's common stock. The purchase price for each full Unit was $612.09, or $0.6121 per share. At the closing, the Registrant received gross proceeds of $3,922,555 and issued 6,408,500 Shares and Warrants entitling the Investors to purchase a maximum of 640,901 shares of the Registrant's common stock ("Warrant Shares"). The Units, Shares, Warrants, and Warrant Shares (collectively, "Securities") will not be or have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act, or any applicable state securities laws. The foregoing description of the Subscription Agreements is qualified by reference to the complete terms of such agreements, the form of which is included herewith as Exhibit 10.1.

The Warrants have an exercise price of $0.85 per share, cannot be exercised until February 4, 2010, and expire on August 3, 2014. The Warrants permit the holder to exercise on a cashless basis and contain standard anti-dilution provisions. The foregoing description of the Warrants is qualified by reference to the complete terms of such agreement, the form of which is included herewith as Exhibit 10.2.

The Registrant paid its placement agent a fee of $470,707 for services rendered in connection with the transaction.

As a result of the transaction described above, an anti-dilution price reset provision contained in the warrants issued by the Registrant on October 27, 2006 ("October 2006 Warrants) and August 19, 2008 ("August 2008 Warrants") was triggered. The exerice price for the October 2006 Warrants was reset to $0.6121 and the number of shares subject to the October 2006 Warrants was increased to 8,284,425. The exercise price for the August 2008 Warrants was reset to $3.5886 and the number of shares subject to the August 2008 Warrants was increased to 15,056,613.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures made under Item 1.01 are incorporated in this Item 3.02 by reference. The Securities were issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The sale of Securities did not involve a public offering and was made without general solicitation or advertising. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the Securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.    Financial Statements and Exhibits

10.1 Form of Subscription Agreement
10.2 Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: August 07, 2009	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Subscription Agreement
EX-10.2	Form of Warrant